July 28, 2014	Exhibit 99.1

GenMark Announces Positive Preliminary Second Quarter Results

-   Second Quarter Revenue Expected to be $6.6 million, Up 71% Versus Prior Year Base Business

-   NexGen Sample to Answer System Branded ePlex™

-   ePlex™ Instrument Development Completed and Manufacturing Transfer Initiated

-   Development of Overall ePlex™ System Projected by End of 2014

CARLSBAD, Calif.—(BUSINESS WIRE)— GenMark Diagnostics, Inc. (Nasdaq:GNMK), a leading provider of automated, multiplex molecular diagnostic testing systems, today announced positive preliminary second quarter 2014 results and an update on its NexGen system.

The Company expects second quarter 2014 revenue of $6.6 million, an increase of 71% over the prior year period “base business,” which excludes revenue from former customer NMTC. During the quarter, 31 additional XT-8 analyzers were placed in end user laboratories, resulting in a total installed base of 475 analyzers within the U.S. market.

In addition, during the second quarter the Company completed the development of the NexGen sample to answer instrument and branded the system ePlex™. “The ePlex™ brand symbolizes the evolution of our proprietary eSensor® technology and in combination with digital microfluidics, will represent the only electronic multiplexing system in the marketplace,” said Hany Massarany, President and Chief Executive Officer of GenMark.

The Company also progressed to the final stages of development of the associated consumable and several assay panels and now expects completion of the overall ePlex™ system by the end of 2014. “Our consumable and assay development execution has been strong. We have tested thousands of cartridges and we believe that the ePlex™ system will be the most competitively differentiated platform in multiplex molecular diagnostics delivering superior performance and testing efficiency to customers globally,” concluded Massarany.

Members of the GenMark management team will be showcasing ePlex™ and hosting investor and analyst meetings at the 2014 American Association for Clinical Chemistry annual meeting on July 29th from 9:30 a.m. CDT - 5:00 p.m. CDT at McCormick Place in Chicago, IL, Booth 350.

The company will be hosting a conference call to discuss second quarter results in further detail on Monday, August 11, 2014. Management will hold a conference call to review the Company’s financial performance starting at 4:30 p.m. EDT on the same day. The conference call will be concurrently webcast. The link to the webcast will be available on the GenMark Diagnostics, Inc. website at www.genmarkdx.com under the investor relations section and will be archived for future reference. To listen to the conference call, please dial (877) 312-5847 (US/Canada) or (253) 237-1154 (International) and use the conference ID number 72247869 approximately five minutes prior to the start time.

ABOUT GENMARK DIAGNOSTICS

GenMark Diagnostics is a leading provider of automated, multiplex molecular diagnostic testing systems that detect and measure DNA and RNA targets to diagnose disease and optimize patient treatment. Utilizing GenMark’s proprietary eSensor® detection technology, GenMark’s eSensor® XT-8 system is designed to support a broad range of molecular diagnostic tests with a compact, easy-to-use workstation and self-contained, disposable test cartridges. GenMark currently markets four tests that are FDA cleared for IVD use: Cystic Fibrosis Genotyping Test, Respiratory Viral Panel, Thrombophilia Risk Test, and Warfarin Sensitivity Test. A number of other tests, including HCV Genotyping, 2C19 Genotyping, and 3A4/3A5 Genotyping are available for research use only. For more information, visit www.genmarkdx.com.

SAFE HARBOR STATEMENT

This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, those regarding the timely completion of our ePlex™ system and related assay development projects, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, our ability to successfully develop and commercialize our ePlex™ system and its related test menu, constraints or inefficiencies caused by unanticipated acceleration and deceleration of customer demand, our ability to successfully expand sales of our product offerings outside the United States, and third-party payor reimbursement to our customers, as well as other risks and uncertainties described under the “Risk Factors” in our public filings with the Securities and Exchange Commission. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

GenMark Diagnostics, Inc.

Hany Massarany

President/Chief Executive Officer

760-448-4358

Source: GenMark Diagnostics, Inc.

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